Exhibit 8

                              LIST OF SUBSIDIARIES

                                                                                   Jurisdiction of
Name                                                                                Incorporation
----                                                                                -------------
Compania Siderurgica de Guadalajara, S.A. de C.V.                                      Mexico
  Compania Siderurgica de California, S.A. de C.V.                                     Mexico
      Administradora de Cartera de Occidente, S.A. de C.V.                             Mexico
      Compania Siderurgica del Pacifico, S.A. de C.V.                                  Mexico
      Administradora de Servicios de la Industria Siderurgica ICH, S.A. de             Mexico
       C.V.
      Procesadora Mexicali, S.A. de C.V.                                               Mexico
      Sistemas de Transporte de Baja California, S.A. de C.V.                          Mexico
      Servicios Simec, S.A. de C.V.                                                    Mexico
      Undershaft Investments, N.V.                                              Netherlands Antilles
        Pacific Steel, Inc.                                                          California
      Industrias del Acero y del Alambre, S.A. de C.V.                                 Mexico
      Coordinadora de Servicios Siderurgicos de Calidad, S.A. de C.V.                  Mexico